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Exhibit 10.6

CAPSTAR ACQUISITION CORP.

                   , 2008

Capstar Investment Partners, LP
600 Congress Avenue, Suite 1400
Austin, Texas 78701

        Re:    Administrative Services Agreement

Ladies and Gentlemen:

        This letter will confirm our agreement that, commencing on the date of the final prospectus ("Prospectus Date") comprising part of the Registration Statement on Form S-1, File No. 333-147096, filed with the Securities and Exchange Commission (the "Registration Statement") relating to the underwritten public offering by Capstar Acquisition Corp. (the "Company") of 20,000,000 of the Company's units (the "Units"), each Unit comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock") and one warrant exercisable for one share of Common Stock, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company's liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the "Termination Date"), Capstar Investment Partners, LP shall make available to the Company, at 600 Congress Avenue, Suite 1400, Austin, Texas 78701 (or any successor location of Capstar Investment Partners, LP), certain office space, utilities and secretarial support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Capstar Investment Partners, LP the sum of $10,000 per month, commencing on the Prospectus Date and continuing monthly thereafter until the Termination Date.

        This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

        This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
CAPSTAR ACQUISITION CORP.
		By:	R. Steven Hicks Chief Executive Officer
AGREED TO AND ACCEPTED BY:
CAPSTAR INVESTMENT PARTNERS, LP
By:	Capstar Partners, LLC, its general partner
By:	Benjamin M. Hanson Manager

Signature Page to
Administrative Services Agreement

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  Exhibit 10.6
CAPSTAR ACQUISITION CORP.